ITEM 77Q1(E) NEW INVESTMENT ADVISORY CONTRACTS


              CDC NVEST CASH MANAGEMENT TRUST - MONEY MARKET SERIES

                               ADVISORY AGREEMENT


     AGREEMENT made the 1st day of October, 2001, by and between CDC NVEST CASH MANAGEMENT TRUST, a Massachusetts business trust (the "Fund"), with respect to its Money Market Series (the "Series"), and CDC IXIS Asset Management Advisers, L.P., a Delaware limited partnership (the "Manager").

                                   WITNESSETH:

     WHEREAS, the Fund and the Manager wish to enter into an agreement setting forth the terms upon which the Manager (or certain other parties acting pursuant to delegation from the Manager) will perform certain services for the Series;

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties agree as follows:

          1. (a) The Fund hereby employs the Manager to furnish the Fund with Portfolio Management Services (as defined in Section 2 hereof) and Administrative Services (as defined in Section 3 hereof), subject to the authority of the Manager to delegate any or all of its responsibilities hereunder to other parties as provided in Sections 1(b) and (c) hereof. The Manager hereby accepts such employment and agrees, at its own expense, to furnish such services (either directly or pursuant to delegation to other parties as permitted by Sections 1(b) and (c) hereof) and to assume the obligations herein set forth, for the compensation herein provided;
     provided, however, that the Manager shall have no obligation to pay the fees of any Sub-Adviser (as defined in Section 1(b) hereof), to the extent that the Fund has agreed, under any contract to which the Fund and the Sub-Adviser are parties (a "Sub-Advisory Agreement") to pay such fees. The Manager shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

          (b) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services (and assumption of related expenses) to one or more other parties (each such party, a "Sub-Adviser"), pursuant in each case to a written agreemen with such Sub-Adviser that meets the requirements of Section 15 of the Investment Company Act of 1940 and the rules thereunder (the "1940 Act") applicable to contracts for service as investment adviser of a registered investment company (including without limitation the requirements for approval by the trustees of the Fund and the shareholders of the Series), subject, however, to such exemptions as may be granted by the Securities

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     and Exchange  Commission.  Any Sub-Adviser may (but need not) be affiliated with the Manager. If different Sub-Advisers are engaged to provide Portfolio Management Services with respect to different segments of the portfolio of the Series, the Manager shall determine, in the manner described in the prospectus of the Series from time to time in effect, what portion of the assets belonging to the Series shall be managed by each Sub-Adviser.

          (c) The Manager may delegate any or all of its responsibilities hereunder with respect to the provision of Administrative Services to one or more other parties (each such party, an "Administrator") selected by the Manager. Any Administrator may (but need not) be affiliated with the Manager.

     2. As used in this Agreement, "Portfolio Management Services" means management of the investment and reinvestment of the assets belonging to the Series, consisting specifically of the following:


          (a) obtaining and evaluating such economic, statistical and financial data and information and undertaking such additional investment research as shall be necessary or advisable for the management of the investment and reinvestment of the assets belonging to the Series in accordance with the Series' investment objectives and policies;

          (b) taking such steps as are necessary to implement the investment policies of the Series by purchasing and selling of securities, including the placing of orders for such purchase and sale; and

          (c) regularly reporting to the Board of Trustees of the Fund with respect to the implementation of the investment policies of the Series.

     3. As used in this Agreement, "Administrative Services" means the provision to the Fund, by or at the expense of the Manager, of the following:

          (a) office space in such place or places as may be agreed upon from time to time by the Fund and the Manager, and all necessary office supplies, facilities and equipment;

          (b) necessary executive and other personnel for managing the affairs of the Series (exclusive of those related to and to be performed under contract for custodial, transfer, dividend and plan agency services by the entity or entities selected to perform such services and exclusive of any managerial functions described in Section 4);

          (c) compensation, if any, of trustees of the Fund who are directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person (other than a registered investment company) of the Manager, any Sub-Adviser or any Administrator; and

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          (d)  supervision  and oversight of the Portfolio  Management  Services provided by each Sub-Adviser, and oversight of all matters relating to compliance by the Fund with applicable laws and with the Series' investment policies, restrictions and guidelines, if the Manager has delegated to one or more Sub-Advisers any or all of its responsibilities hereunder with respect to the provision of Portfolio Management Services.

     4. Nothing in section 3 hereof shall require the Manager to bear, or to reimburse the Fund for:


          (a) any of the costs of printing and mailing the items referred to in sub-section (n) of this section 4;

          (b) any of the costs of preparing, printing and distributing sales literature;

          (c) compensation of trustees of the Fund who are not directors, officers or employees of the Manager, any Sub-Adviser or any Administrator or of any affiliated person (other than a registered investment company) of the Manager, any Sub-Adviser or any Administrator;

          (d)   registration,   filing  and  other  fees  in   connection   with
     requirements of regulatory authorities;

          (e) the charges and expenses of any entity appointed by the Fund for custodial, paying agent, shareholder servicing and plan agent services;

          (f) charges and expenses of independent accountants retained by the Fund;

          (g) charges and expenses of any transfer agents and registrars appointed by the Fund;

          (h) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

          (i) taxes and fees payable by the Fund to federal, state or other governmental agencies;

          (j) any cost of certificates representing shares of the Fund;

          (k) legal fees and expenses in connection with the affairs of the Fund, including registering and qualifying its shares with Federal and State regulatory authorities;

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          (l) expenses of meetings of shareholders and trustees of the Fund;

          (m) interest, including interest on borrowings by the Fund;

          (n) the costs of services, including services of counsel, required in connection with the preparation of the Fund's registration statements and prospectuses, including amendments and revisions thereto, annual, semiannual and other periodic reports of the Fund, and notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities; and

          (o) the Fund's expenses of bookkeeping, accounting, auditing and financial reporting, including related clerical expenses.

     5. All activities undertaken by the Manager or any Sub-Adviser or Administrator pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Trustees of the Fund, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority.

     6. The services to be provided by the Manager and any Sub-Adviser or Administrator hereunder are not to be deemed exclusive and the Manager and any Sub-Adviser or Administrator shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

     7. As full compensation for all services rendered, facilities furnished and expenses borne by the Manager hereunder, the Fund shall pay the Manager compensation in an amount equal to the annual rate of 0.40% of the first $500 million of the average daily net assets of the Series, 0.375% of the next $500 million of the average  daily net assets of the Series,  0.325% of the next $500 million of the average daily net assets of the Series, 0.275% of the next $500 million of the average daily net assets of the Series and 0.225% over $2 billion of such assets, respectively (or such lesser amount as the Manager may from time to time agree to receive) minus any fees payable by the Fund, with respect to the period in question, to any one or more Sub-Advisers pursuant to any Sub-Advisory Agreements in effect with respect to such period. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Board of Trustees of the Fund may from time to time determine and specify in writing to the Manager. The Manager hereby acknowledges that the Fund's obligation to pay such compensation is binding only on the assets and property belonging to the Series.

     8. If the total of all ordinary business expenses of the Fund as a whole (including investment advisory fees but excluding interest, taxes, portfolio brokerage commissions, distribution-related expenses and extraordinary expenses) for any fiscal year exceeds the lowest applicable percentage of average net assets or income limitations prescribed by any state in which shares of the Series are qualified for sale, the Manager shall pay such excess. Solely for purposes of applying such limitations in accordance with the foregoing sentence, the Series and the Fund shall each be deemed to be a separate fund subject to such limitations. Should the applicable state limitation provisions fail to

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specify how the average net assets of the Fund or belonging to the Series are to be calculated, that figure shall be calculated by reference to the average daily net assets of the Fund or the Series, as the case may be.

     9. It is understood that any of the shareholders, trustees, officers, employees and agents of the Fund may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Manager, any affiliated person of the Manager, any organization in which the Manager may have an interest or any organization which may have an interest in the Manager; that the Manager, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Fund, the partnership agreement of the Manager or specific provisions of applicable law.

     10. This Agreement shall become effective as of the date of its execution, and

          (a) unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on, such approval;

          (b) this Agreement may at any time be terminated on sixty days' written notice to the Manager either by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Series;

          (c) this Agreement shall automatically terminate in the event of its assignment;

          (d) this Agreement may be terminated by the Manager on ninety days' written notice to the Fund;

          Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

          11. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Fund who are not interested persons of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

     12. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and

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Exchange  Commission  under the 1940 Act.  References  in this  Agreement to any assets, property or liabilities "belonging to" the Series shall have the meaning defined in the Fund's Agreement and Declaration of Trust as amended from time to time.

     13. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund, to any shareholder of the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

     14. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


CDC NVEST CASH MANAGEMENT TRUST
on behalf of its Money Market Series



By: /S/ JOHN T. HAILER
Name:    John T. Hailer
Title:   President


CDC IXIS ASSET MANAGEMENT ADVISERS, L.P.

By CDC IXIS Asset Management Distribution Corporation, its general partner


By: /S/ JOHN T. HAILER
Name:    John T. Hailer
Title:   President

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                                     NOTICE

     A copy of the Agreement and Declaration of Trust establishing CDC Nvest Cash Management Trust (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's Money Market Series (the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

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                        CDC NVEST CASH MANAGEMENT TRUST -
                               MONEY MARKET SERIES

                             SUB-ADVISORY AGREEMENT
                      (REICH & TANG ASSET MANAGEMENT, LLC)


     Sub-Advisory Agreement (this "Agreement") entered into as of 1st day of October, 2001, by and among CDC Nvest Cash Management Trust, a Massachusetts business trust (the "Trust"), with respect to its Money Market Series (the "Series"), CDC IXIS Asset Management Advisers, L.P., a Delaware limited partnership (the "Manager"), and Reich & Tang Asset Management, LLC, a Delaware limited liability company (the "Sub-Adviser").

     WHEREAS, the Manager has entered into an Advisory Agreement dated October 1, 2001 (the "Advisory Agreement") with the Trust, relating to the provision of portfolio management and administrative services to the Series;

     WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

     WHEREAS, the Manager and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Manager and the Sub-Adviser agree as follows:

1.       SUB-ADVISORY SERVICES.

          a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series, and have the authority on behalf of the Series to vote all proxies and exercise all other rights of the Series as a security holder of companies in which the Series from time to time invests. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's Trustees that have been furnished in writing to the Sub-Adviser and
     (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code),

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     all as from time to time in effect (collectively, the "Policies"), and with
     all  applicable   provisions  of  law,  including  without  limitation  all
     applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine.

          b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

          c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

     2. OBLIGATIONS OF THE MANAGER.

          a. The  Manager  shall  provide (or cause the  Series'  Custodian  (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

          b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the Trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports

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     made by the  Series  to its  shareholders,  and any  further  materials  or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

     3. CUSTODIAN. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

     4. PROPRIETARY RIGHTS. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name "Reich & Tang Asset Management, LLC" and that all use of any designation consisting in whole or part of "Reich & Tang Asset Management, LLC" under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any such designation in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of any such designation as soon as reasonably practicable.

     5. EXPENSES. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any

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affiliated  person of the  Sub-Adviser  as an  officer  or  trustee of the Trust
(other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 7 hereof).

     6. PURCHASE AND SALE OF ASSETS. The Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

     To the extent permitted by applicable law, and in all instances subject to the foregoing policy of best execution, the Sub-Adviser may allocate brokerage transactions in a manner that takes into account the sale of shares of one or more funds distributed by CDC IXIS Asset Management Distributors, L.P. ("CDC IXIS Distributors"). In addition, the Sub-Adviser may allocate brokerage transactions to broker-dealers (including affiliates of CDC IXIS Distributors) that have entered into arrangements in which the broker-dealer allocates a portion of the commissions paid by a fund toward the reduction of that fund's expenses, subject to the policy of best execution.

     7. COMPENSATION OF THE SUB-ADVISER. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid at the annual rate of 0.17% of the first $250 million of the average daily net assets of the Series, 0.14% of the next $250 million of the average daily net assets of the Series, 0.13% of the next $500 million of the average daily net assets of the Series and 0.10% of such assets in excess of $1 billion (or such lesser amount as the Sub-Adviser may from time to time agree to receive). Such compensation shall be paid by the Trust (except to the extent that the Trust, the Sub-Adviser and the Manager otherwise agree in writing from time to time). Such compensation shall be payable monthly in

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arrears or at such other intervals,  not less frequently than quarterly,  as the
Manager is paid by the Series pursuant to the Advisory Agreement.

     8. NON-EXCLUSIVITY. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Series or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

     9. LIABILITY. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, partners, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser under this Agreement.

     The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

     10. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective as of the date of its execution, and

          a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

          b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

          c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

          d. this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

     Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

     11. AMENDMENT. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     12. CERTAIN DEFINITIONS. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

     13. GENERAL.

          a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the day-to-day portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

          b. If any  term or  provision  of this  Agreement  or the  application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

          c. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

          d. This Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

CDC IXIS ASSET MANAGEMENT ADVISERS, L.P.
By CDC IXIS Asset Management Distribution Corporation, its general partner


By: /S/ JOHN T. HAILER
Name:   John T. Hailer
Title:  President


REICH & TANG ASSET MANAGEMENT, LLC


By: /S/ RICHARD DE SANCTIS
Name:   Richard De Sanctis
Title:  Executive Vice President & Chief Financial Officer


CDC NVEST CASH MANAGEMENT TRUST,
on behalf of its Money Market Series


By: /S/ JOHN T. HAILER
Name:   John T. Hailer
Title:  President

                                     NOTICE

     A copy of the Agreement and Declaration of Trust establishing CDC Nvest Cash Management Trust (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's Money Market Series (the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.